February 7, 2023 KKR & Co. Inc. Reports Fourth Quarter 2025 Financial Results February 5, 2026

i 2025 was a strong year for KKR. We had record annual figures across our key metrics, including Fee Related Earnings and Adjusted Net Income per share, capital raised and capital invested. This morning, we announced the acquisition of Arctos Partners. Arctos has created a distinctive and scaled platform across sports investing and capital solutions for asset managers, and the team has extensive experience in secondaries — three areas where we see significant long-term opportunity. As we look ahead to KKR's 50th anniversary on May 1st, we've never been more confident in our team and long-term positioning. Conference Call A conference call to discuss KKR's financial results will be held on February 5, 2026 at 9:00 a.m. ET. The conference call may be accessed by dialing (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events- presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group's website at www.globalatlantic.com. New York, February 5, 2026 – KKR & Co. Inc. (NYSE: KKR) today reported its fourth quarter 2025 results. KKR Reports Fourth Quarter 2025 Financial Results Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers

ii KKR Reports Fourth Quarter 2025 Financial Results Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic” or “GA”), unless the context requires otherwise. This presentation is not, and shall not be construed, as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR in any jurisdiction in which such offer, solicitation or sale would be unlawful. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation, other than financial figures, which are as of December 31, 2025, unless another time is specified in relation to such statements or financial figures, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since such date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, and vehicles and accounts managed by KKR and the Global Atlantic insurance companies. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward-looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP measures presented herein. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR, can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information

KKR & Co. Inc. Fourth Quarter Earnings

Fourth Quarter 2025 GAAP Results (Unaudited)

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $2.3 billion for the full year 2025

($ in thousands, except per share data)		4Q'24		4Q'25		FY'24		FY'25
Revenues								
Asset Management and Strategic Holdings	$	1,426,239	$	2,210,425	$	7,212,246	$	7,835,508
Insurance		1,832,115		3,528,881		14,666,452		11,628,799
Total Revenues	**$**	**3,258,354**	**$**	**5,739,306**	**$**	**21,878,698**	**$**	**19,464,307**
Expenses								
Asset Management and Strategic Holdings	$	1,140,482	$	1,821,526	$	5,759,754	$	6,326,131
Insurance		1,840,100		3,589,119		15,226,106		12,686,184
Total Expenses	**$**	**2,980,582**	**$**	**5,410,645**	**$**	**20,985,860**	**$**	**19,012,315**
Total Investment Income (Loss) - Asset Management and Strategic Holdings	**$**	**1,364,841**	**$**	**2,271,103**	**$**	**4,967,595**	**$**	**6,647,168**
Income Tax Expense (Benefit)		258,330		333,136		954,396		953,748
Redeemable Noncontrolling Interests		15,603		44,376		73,149		155,103
Noncontrolling Interests		243,125		1,076,345		1,756,643		3,619,846
Preferred Stock Dividends		—		40,430		—		118,596
Net Income (Loss) - KKR Common Stockholders	**$**	**1,125,555**	**$**	**1,105,477**	**$**	**3,076,245**	**$**	**2,251,867**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock								
Basic	$	1.27	$	1.24	$	3.47	$	2.51
Diluted	$	1.18	$	1.16	$	3.28	$	2.34
Weighted Average Shares of Common Stock Outstanding								
Basic		888,222,552		891,402,259		887,021,433		890,342,060
Diluted		956,267,561		955,642,900		938,904,600		955,756,926

Note: See Appendix for detailed GAAP income statement. Totals may not sum due to rounding in this presentation.

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2 • Strategic acquisition of Arctos: Also, on February 5th, KKR announced that it had entered into a definitive agreement to acquire Arctos Partners ("Arctos"), a premier institutional investor in professional sports franchise stakes and a leader in asset management solutions for sponsors with $15 billion in Assets Under Management. KKR will establish a new investing business, KKR Solutions, which will include Arctos' current businesses and serve as the home of a scaled multi-asset class secondaries business KKR will build over time • Regular dividend of $0.185 per share of common stock was declared for the quarter • Increase of regular annualized dividend: Beginning with the dividend to be announced with the results of the quarter ending March 31, 2026, KKR intends to increase its regular annualized dividend per share of common stock from $0.74 to $0.78. KKR has increased its annualized dividend every year since its C-Corp conversion in 2018 Capital Metrics Fourth Quarter 2025 Highlights • Fee Related Earnings (“FRE”) of $1.0 billion ($1.08/adj. share) in the quarter, up 15% year- over-year • FRE was $3.7 billion for the year ($4.13/adj. share), up 14% year-over-year • Total Operating Earnings ("TOE") of $1.3 billion ($1.42/adj. share) in the quarter, up 17% year-over-year • TOE was $5.0 billion for the year ($5.54/adj. share), up 14% year-over-year • Adjusted Net Income (“ANI”) of $1.0 billion ($1.12/adj. share) in the quarter • ANI was $4.4 billion for the year ($4.87/adj. share) • Excluding the impact of the previously disclosed carried interest repayment obligation, ANI/adj. share would have been $1.30 in the quarter and $5.05 for the year • Assets Under Management (“AUM”) of $744 billion, up 17% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $604 billion, up 18% year-over-year • New Capital Raised of $28 billion in the quarter and $129 billion in the year • $129 billion of New Capital Raised in 2025 is a record annual figure for KKR • Capital Invested of $32 billion in the quarter and $95 billion in the year • $32 billion of Capital Invested represents the most active investment quarter in KKR's history Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations and other important information. See page 28 for record and payment dates for common and mandatory convertible preferred stock. See the Appendix for additional important information about the strategic acquisition of Arctos. Financial Measures Corporate

Fourth Quarter 2025 Segment Earnings

($ in thousands, except per share data)	4Q'24	4Q'25	FY'24	FY'25
Management Fees	$ 906,118	$ 1,124,191	$ 3,461,381	$ 4,100,841
Transaction and Monitoring Fees, Net	323,797	268,695	1,165,884	1,092,577
Fee Related Performance Revenues	25,091	33,593	137,992	181,784
Fee Related Compensation	(219,624)	(249,694)	(833,918)	(940,721)
Other Operating Expenses	(192,397)	(204,765)	(663,543)	(720,168)
Fee Related Earnings	**$ 842,985**	**$ 972,020**	**$ 3,267,796**	**$ 3,714,313**
Insurance Operating Earnings	**$ 249,973**	**$ 268,038**	**$ 1,014,546**	**$ 1,109,395**
Strategic Holdings Operating Earnings	**$ 7,811**	**$ 43,826**	**$ 76,211**	**$ 162,096**
Total Operating Earnings	**$ 1,100,769**	**$ 1,283,884**	**$ 4,358,553**	**$ 4,985,804**
Net Realized Performance Income	306,025	61,768	608,788	491,736
Net Realized Investment Income	93,350	23,003	542,163	412,796
Total Investing Earnings	**$ 399,375**	**$ 84,771**	**$ 1,150,951**	**$ 904,532**
Total Segment Earnings	**$ 1,500,144**	**$ 1,368,655**	**$ 5,509,504**	**$ 5,890,336**
Interest Expense, Net and Other	(75,658)	(116,934)	(318,441)	(404,800)
Income Taxes on Adjusted Earnings	(239,337)	(245,189)	(988,797)	(1,108,064)
Adjusted Net Income	**$ 1,185,149**	**$ 1,006,532**	**$ 4,202,266**	**$ 4,377,472**
Adjusted Per Share Measures:				
FRE per Adjusted Share	$ 0.94	$ 1.08	$ 3.66	$ 4.13
TOE per Adjusted Share	$ 1.23	$ 1.42	$ 4.88	$ 5.54
ANI per Adjusted Share	$ 1.32	$ 1.12	$ 4.70	$ 4.87

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting Adjusted Net Income and other important information.

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4 $4.4 $5.0 2024 2025 Total Operating Earnings ($ in billions) Total Operating Earnings • Total Operating Earnings ("TOE") - the sum of Fee Related Earnings, Insurance Operating Earnings and Strategic Holdings Operating Earnings - represents the more durable and recurring portion of KKR's total segment earnings • TOE increased 14% over the last 12 months primarily driven by the growth in Fee Related Earnings. Over time, we expect Strategic Holdings Operating Earnings to contribute more meaningfully to Total Operating Earnings $1.1 $1.3 4Q'24 4Q'25 Total Segment Earnings $5.9 2025 ($ in billions) Insurance Operating Earnings Fee Related Earnings Total Investing Earnings Strategic Holdings Operating Earnings $5.0 85% of segment earnings are from the more durable and recurring portions of total segment earnings

Asset Management Segment Detail

Asset Management Segment

($ in thousands, except per share data)		4Q'24		4Q'25		FY'24		FY'25
Management Fees	$	906,118	$	1,124,191	$	3,461,381	$	4,100,841
Transaction and Monitoring Fees, Net		323,797		268,695		1,165,884		1,092,577
Fee Related Performance Revenues		25,091		33,593		137,992		181,784
Fee Related Compensation		(219,624)		(249,694)		(833,918)		(940,721)
Other Operating Expenses		(192,397)		(204,765)		(663,543)		(720,168)
Fee Related Earnings	$	**842,985**	$	**972,020**	$	**3,267,796**	$	**3,714,313**
Realized Performance Income		676,341		182,083		1,822,115		1,879,512
Realized Performance Income Compensation		(370,316)		(120,315)		(1,213,327)		(1,387,776)
Net Realized Performance Income	$	**306,025**	$	**61,768**	$	**608,788**	$	**491,736**
Realized Investment Income		109,823		27,064		534,668		403,455
Realized Investment Income Compensation		(16,473)		(4,061)		(80,198)		(60,520)
Net Realized Investment Income	$	**93,350**	$	**23,003**	$	**454,470**	$	**342,935**
Total Investing Earnings	$	**399,375**	$	**84,771**	$	**1,063,258**	$	**834,671**
Asset Management Segment Earnings	$	**1,242,360**	$	**1,056,791**	$	**4,331,054**	$	**4,548,984**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.94	$	1.08	$	3.66	$	4.13
Total Asset Management Segment Revenues	$	2,041,170	$	1,635,626	$	7,122,040	$	7,658,169
Assets Under Management	$	637,572,000	$	743,858,000	$	637,572,000	$	743,858,000
Fee Paying Assets Under Management	$	511,963,000	$	604,144,000	$	511,963,000	$	604,144,000
New Capital Raised (AUM)	$	26,711,000	$	28,259,000	$	113,642,000	$	129,399,000
Capital Invested	$	22,639,000	$	31,835,000	$	83,570,000	$	94,610,000
Uncalled Commitments	$	109,555,000	$	118,433,000	$	109,555,000	$	118,433,000

Note: See Appendix for GAAP reconciliations and other important information.

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7 • Increased 13% year-over-year driven primarily by the growth in management fees and fee related performance revenues Management Fees and Fee Related Earnings Management Fees Fee Related Earnings Per Adjusted Share • Increased by 18% to $4.1 billion for the year • Growth has primarily been driven by an increase in Fee Paying AUM from organic new capital raised ($ in billions) $3.66 $4.13 69% 69% FRE per adjusted share FRE margin 2024 2025 $2.7 $3.0 $3.5 $4.1 2022 2023 2024 2025

8 Assets Under Management • AUM of $744 billion, up 17% year-over-year, with $28 billion of organic new capital raised in the quarter and $129 billion for the year • K-Series AUM totaled $34 billion across asset classes compared to $16 billion a year prior • Fee Paying AUM of $604 billion, up 18% year-over-year, with $33 billion of organic new capital raised in the quarter and $129 billion for the year • Perpetual Capital of $321 billion, up 20% year-over-year driven primarily by the organic growth of Global Atlantic and from inflows into our K-Series vehicles. Perpetual capital represents 43% of AUM and 51% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) $638 $744 4Q'24 4Q'25 $512 $604 4Q'24 4Q'25 $268 $321 4Q'24 4Q'25 Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information.

9 Additional Capital Detail • Dry Powder: Uncalled commitments of $118 billion remain diversified across the firm’s investment strategies • AUM Not Yet Paying Fees: At year end, there was $60 billion of committed capital with a weighted average management fee rate of approximately 80 bps that becomes payable when the capital is either invested or enters its investment period • Carry Eligible AUM: Of the $368 billion of carried interest eligible AUM, $274 billion is above cost and accruing carry • Performance Fee Eligible AUM: $442 billion, up 17% year-over-year Performance Fee Eligible AUM Uncalled Commitments ($ in billions) ($ in billions) $378 $442 4Q'24 4Q'25 $110 $118 4Q'24 4Q'25 Note: See Appendix for endnotes for additional information relating to uncalled commitments.

10 Gross unrealized performance income totals $10.2 billion as of December 31, 2025 Fund Investment Performance Private Equity Real Assets Infrastructure Portfolio Opportunistic Real Estate Portfolio Credit Alternative Credit Composite Traditional Private Equity Portfolio Leveraged Credit Composite 4Q'25 5% FY'25 Gross Return 0% 14%4% 8%1% 11%2% 6%1% Note: Traditional private equity does not include core or growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results.

Asset Management Segment – Private Equity

- **AUM:** Increased 3% quarter-over-quarter and 17% year-over-year to $229 billion with organic new capital raised of $5 billion in the quarter and $27 billion for the year
  - New capital raised in the quarter was primarily driven by North America Fund XIV and K-Series Private Equity
- **Realizations:** Carried Interest drivers in 4Q included realization events across traditional private equity and growth equity, as well as the impact of the previously disclosed carried interest repayment obligation[1]
- **Capital Invested:** $9 billion in the quarter and $24 billion for the year. In 4Q, deployment was primarily driven by traditional private equity in Europe and the Americas, as well as core private equity
- **Performance:** The traditional private equity portfolio appreciated 14% during the year

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Management Fees	$	336,525	$	427,903	$	1,376,335	$	1,529,169
Transaction and Monitoring Fees, Net		38,868		24,046		100,619		93,707
Fee Related Performance Revenues		—		2,506		—		2,506
Fee Related Revenues	**$**	**375,393**	**$**	**454,455**	**$**	**1,476,954**	**$**	**1,625,382**
Realized Performance Income	**$**	**435,613**	**$**	**(70,911)** [1]	**$**	**1,312,479**	**$**	**1,321,116**
Capital Metrics:								
Assets Under Management	$	195,358,000	$	229,374,000	$	195,358,000	$	229,374,000
Fee Paying Assets Under Management	$	119,598,000	$	151,239,000	$	119,598,000	$	151,239,000
New Capital Raised (AUM)	$	9,509,000	$	5,217,000	$	17,660,000	$	27,176,000
Capital Invested	$	7,294,000	$	8,913,000	$	17,062,000	$	24,100,000
Uncalled Commitments	$	54,882,000	$	52,318,000	$	54,882,000	$	52,318,000

Note: See Appendix for endnotes about our private equity business line and other important information.
(1) Realized Performance Income of $(71) million in 4Q'25 was negatively impacted by $207 million as a result of the previously disclosed carried interest repayment obligation.

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Asset Management Segment – Real Assets

- **AUM:** Increased 3% quarter-over-quarter and 16% year-over-year to $192 billion with organic new capital raised of $10 billion in the quarter and $34 billion for the year
  - New capital raised in the quarter was primarily driven by K-Series Infrastructure, with additional inflows from Global Infrastructure V and Asia Infrastructure III. Global Atlantic inflows contributed to AUM increases across real estate and infrastructure
- **Realizations:** Carried Interest in 4Q was driven by global and European infrastructure
- **Capital Invested:** $7 billion in the quarter and $27 billion for the year. In 4Q, deployment was primarily driven by U.S. real estate credit and Asia infrastructure
- **Performance:** The infrastructure portfolio appreciated 11% and the opportunistic real estate portfolio appreciated 5% during the year

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Management Fees	$	276,647	$	359,727	$	992,731	$	1,300,924
Transaction and Monitoring Fees, Net		11,752		13,549		52,508		53,065
Fee Related Performance Revenues		7,564		12,290		59,557		105,486
Fee Related Revenues	**$**	**295,963**	**$**	**385,566**	**$**	**1,104,796**	**$**	**1,459,475**
Realized Performance Income	**$**	**—**	**$**	**26,377**	**$**	**218,320**	**$**	**260,741**
Capital Metrics:								
Assets Under Management	$	165,969,000	$	192,480,000	$	165,969,000	$	192,480,000
Fee Paying Assets Under Management	$	139,681,000	$	163,451,000	$	139,681,000	$	163,451,000
New Capital Raised (AUM)	$	5,336,000	$	9,992,000	$	39,680,000	$	33,739,000
Capital Invested	$	6,396,000	$	7,450,000	$	27,922,000	$	26,664,000
Uncalled Commitments	$	33,277,000	$	34,980,000	$	33,277,000	$	34,980,000

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Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 2% quarter-over-quarter and 17% year-over-year to $322 billion with organic new capital raised of $13 billion in the quarter and $68 billion for the year
  - New capital raised in the quarter was primarily driven by inflows at Global Atlantic, CLO issuances, K-Series Credit and Asia Credit Opportunities II
  - AUM comprised of: $145 billion of leveraged credit, $85 billion of asset-based finance, $50 billion of direct lending, $8 billion of strategic investments and $34 billion of liquid strategies
- **Realizations:** Performance Income in 4Q was driven by the annual crystallization of Marshall Wace incentive fees
- **Capital Invested:** $15 billion in the quarter and $44 billion for the year. In 4Q, deployment was most active in asset-based finance
- **Performance:** The leveraged credit composite appreciated 6% and the alternative credit composite appreciated 8% during the year

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Management Fees	$	292,946	$	336,561	$	1,092,315	$	1,270,748
Transaction and Monitoring Fees, Net		2,881		5,638		10,994		15,662
Fee Related Performance Revenues		17,527		18,797		78,435		73,792
Fee Related Revenues	**$**	**313,354**	**$**	**360,996**	**$**	**1,181,744**	**$**	**1,360,202**
Realized Performance Income	**$**	**240,728**	**$**	**226,617**	**$**	**291,316**	**$**	**297,655**
Capital Metrics:								
Assets Under Management	$	276,245,000	$	322,004,000	$	276,245,000	$	322,004,000
Fee Paying Assets Under Management	$	252,684,000	$	289,454,000	$	252,684,000	$	289,454,000
New Capital Raised (AUM)	$	11,866,000	$	13,050,000	$	56,302,000	$	68,484,000
Capital Invested	$	8,949,000	$	15,472,000	$	38,586,000	$	43,846,000
Uncalled Commitments	$	21,396,000	$	31,135,000	$	21,396,000	$	31,135,000

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14 • Transaction Fees: Totaled $225 million in the quarter and $930 million for the year • Approximately half of transaction fees were originated in Europe in the quarter • Private equity and credit generated approximately 50% and 20%, respectively, of capital markets transaction fees in 4Q'25 • Over 60% of transaction fees were debt product focused in the quarter Asset Management Segment − Capital Markets • All financial results exclude Strategic Holdings • Realizations: Realized Investment Income of $27 million in the quarter and $403 million for the year • Balance Sheet Investment Return: Remained flat in the quarter and for the year • Embedded Gains: $3.0 billion of embedded unrealized gains on the balance sheet at year end Asset Management Segment − Principal Activities ($ in thousands) 4Q'24 4Q'25 FY'24 FY'25 Transaction Fees $ 270,296 $ 225,462 $ 1,001,763 $ 930,143 ($ in thousands) 4Q'24 4Q'25 FY'24 FY'25 Realized Investment Income $ 109,823 $ 27,064 $ 534,668 $ 403,455

Insurance Segment Detail

Insurance Segment

- **Net Investment Income:** Net Investment Income of $1.9 billion in the quarter primarily reflects growth in the investment portfolio attributable to net inflows and higher average portfolio yields
- **Net Cost of Insurance:** Net Cost of Insurance of $1.4 billion in the quarter primarily reflects business growth and the associated higher funding costs as well as the routine run off of older business that was originated in a lower cost environment
- **Highlights:**
  - Global Atlantic AUM totals $219 billion, of which $164 billion is Credit AUM. Ivy and other sponsored reinsurance vehicles total $58 billion of the $219 billion
  - Inflows in the quarter were primarily driven by individual markets annuity sales, a block reinsurance transaction, and institutional flow business

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Net Investment Income	$	1,668,057	$	1,871,225	$	6,328,822	$	7,224,118
Net Cost of Insurance		(1,208,052)		(1,405,667)		(4,448,886)		(5,229,343)
General, Administrative and Other		(210,032)		(197,520)		(865,390)		(885,380)
Insurance Operating Earnings	**$**	**249,973**	**$**	**268,038**	**$**	**1,014,546**	**$**	**1,109,395**
Additional Financial Measure:								
Global Atlantic Book Value	$	9,397,006	$	11,078,601	$	9,397,006	$	11,078,601

Note: See Appendix for endnotes explaining certain terms. 4Q'25 and FY'25 Net Investment Income included $3 million ($3 million of insurance operating earnings), and $46 million ($38 million of insurance operating earnings), respectively, of realized gains and losses not related to asset/liability matching investment strategies. 4Q'24 and FY'24 Net Investment Income included $6 million ($5 million of insurance operating earnings), and $23 million ($19 million of insurance operating earnings), respectively, of realized gains and losses not related to asset/liability matching investment strategies.

KKR

16

Strategic Holdings Segment Detail

18 • Strategic Holdings Segment Earnings: Driven by dividends from our Strategic Holdings businesses • Highlights: • KKR's share of 3Q'25 LTM Adjusted Revenues is $4.4 billion and 3Q'25 LTM Adjusted EBITDA is $1.1 billion across a scaled and diversified portfolio • Expect Strategic Holdings Operating Earnings to be $350+ million by 2026, $700+ million by 2028 and $1.1+ billion by 2030 as a result of ongoing strong operating and financial performance across the portfolio Strategic Holdings Segment ($ in thousands) 4Q'24 4Q'25 FY'24 FY'25 Dividends, Net $ 7,811 $ 43,826 $ 76,211 $ 162,096 Strategic Holdings Operating Earnings $ 7,811 $ 43,826 $ 76,211 $ 162,096 Net Realized Investment Income $ — $ — $ 87,693 $ 69,861 Strategic Holdings Segment Earnings $ 7,811 $ 43,826 $ 163,904 $ 231,957 LTM Adjusted EBITDA by Geography (KKR's Share) LTM Adjusted EBITDA by Industry (KKR's Share) Americas 64% Europe 31% Asia Pacific 5% Business Services 34% Consumer 26% Health Care 17% TMT 14% Infrastructure 6% Note: See Appendix for endnotes for additional information relating to LTM Adjusted Revenues and LTM Adjusted EBITDA. Expectations about Strategic Holdings Operating Earnings over time are forward-looking statements. These are estimated based on various assumptions, and there is no guarantee that our expectations will be realized as presented. See Appendix for further information and important information regarding estimates and assumptions and cautionary factors about forward-looking statements. Industrials 3%

Supplemental Information

Global Atlantic AUM and Total Insurance Economics

Global Atlantic AUM

($ in billions)



Ivy and other sponsored reinsurance vehicles
Global Atlantic
$191
$48
$143
$219
$58
$161
4Q'24
4Q'25

Total Insurance Economics

($ in millions)

Insurance Operating Earnings in all periods do not reflect mark-to-market appreciation of investments in the Global Atlantic portfolio



Global Atlantic-related Capital Markets Fees(1)
Ivy and Related Sidecar Fees(1)
Management Fees Paid by Insurance Segment(1)
Insurance Operating Earnings
$1,641
$1,015
+15%
$1,884
$1,109
2024
2025

Note: See Appendix for endnotes for additional information about total insurance economics.

(1) Figures are net of the FRE compensation expense in each respective year.

KKR

20

21 Duration of Capital $338 $389 $268 $321 $70 $68 4Q'24 4Q'25 92% of AUM is perpetual capital or has a duration of at least 8 years at inception 8% 43% 9% 40% 52% of AUM is perpetual capital or long-dated strategic investor partnerships Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information. ($ in billions) Growth in Strategic & Perpetual Capital Assets Under Management Long-Dated Strategic Investor Partnerships Perpetual Capital Long-Dated Strategic Investor Partnerships Perpetual Capital Other 8+ Year Duration at Inception

22 Assets Under Management Rollforward Year Ended December 31, 2025 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 195,358 $ 165,969 $ 276,245 $ 637,572 New Capital Raised 27,176 33,739 68,484 129,399 Acquisitions 3,214 — — 3,214 Distributions and Other (16,516) (15,345) (31,601) (63,462) Change in Value 20,142 8,117 8,876 37,135 Ending Balance $ 229,374 $ 192,480 $ 322,004 $ 743,858 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 222,189 $ 186,335 $ 314,666 $ 723,190 New Capital Raised 5,217 9,992 13,050 28,259 Distributions and Other (3,981) (3,963) (7,378) (15,322) Change in Value 5,949 116 1,666 7,731 Ending Balance $ 229,374 $ 192,480 $ 322,004 $ 743,858 Three Months Ended December 31, 2025 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information.

23 Fee Paying Assets Under Management Rollforward ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 149,729 $ 155,739 $ 279,577 $ 585,045 New Capital Raised 4,654 13,001 14,867 32,522 Distributions and Other (3,878) (4,798) (6,472) (15,148) Change in Value 734 (491) 1,482 1,725 Ending Balance $ 151,239 $ 163,451 $ 289,454 $ 604,144 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 119,598 $ 139,681 $ 252,684 $ 511,963 New Capital Raised 34,442 34,839 60,107 129,388 Acquisitions 3,214 — — 3,214 Distributions and Other (9,035) (13,878) (30,945) (53,858) Change in Value 3,020 2,809 7,608 13,437 Ending Balance $ 151,239 $ 163,451 $ 289,454 $ 604,144 Year Ended December 31, 2025 Three Months Ended December 31, 2025 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information.

Investment Vehicle Summary - Asset Management

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE EQUITY BUSINESS LINE								
North America Fund XIV	4/2025	4/2031	$ 19,375	$ 19,375	$ —	$ —	$ —	$ —
North America Fund XIII	8/2021	4/2025	18,400	1,438	17,265	353	16,817	23,888
Americas Fund XII	5/2017	5/2021	13,500	1,364	12,773	16,281	8,626	18,431
North America Fund XI	11/2012	1/2017	8,718	48	10,203	23,541	1,861	3,196
2006 Fund[1]	9/2006	9/2012	17,642	—	17,309	37,423	—	—
Millennium Fund[1]	12/2002	12/2008	6,000	—	6,000	14,129	—	—
Ascendant Fund	6/2022	6/2028	4,328	2,672	1,656	—	1,656	1,988
European Fund VI	6/2022	6/2028	7,549	2,568	4,981	—	4,045	5,298
European Fund V	7/2019	2/2022	6,384	524	5,982	2,909	4,539	6,901
European Fund IV	2/2015	3/2019	3,513	17	3,648	5,726	1,621	2,339
European Fund III[1]	3/2008	3/2014	5,506	—	5,360	10,647	—	—
European Fund II[1]	11/2005	10/2008	5,751	—	5,751	8,533	—	—
Asian Fund IV	7/2020	7/2026	14,735	5,010	10,900	3,948	10,006	14,702
Asian Fund III	8/2017	7/2020	9,000	1,267	8,269	10,200	5,202	9,947
Asian Fund II	10/2013	3/2017	5,825	—	7,507	6,723	1,269	772
Asian Fund[1]	7/2007	4/2013	3,983	—	3,974	8,728	—	—
Next Generation Technology Growth Fund III	11/2022	11/2028	2,740	734	2,006	—	2,006	2,297
Next Generation Technology Growth Fund II	12/2019	5/2022	2,088	54	2,269	1,846	1,610	2,477
Next Generation Technology Growth Fund	3/2016	12/2019	659	3	671	1,314	241	806
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	1,657	2,132	—	2,132	3,022
Health Care Strategic Growth Fund	12/2016	4/2021	1,331	98	1,397	1,021	991	1,737
Global Impact Fund II	6/2022	6/2028	2,715	1,379	1,337	—	1,006	1,382
Global Impact Fund	2/2019	3/2022	1,242	213	1,212	646	950	1,479
Co-Investment Vehicles and Other	Various	Various	41,346	3,291	38,772	17,793	27,088	35,506
Core Investors II	8/2022	8/2027	11,814	7,957	3,858	108	3,858	4,836
Core Investors I	2/2018	8/2022	8,500	23	10,489	2,627	8,775	17,911
Other Core Vehicles	Various	Various	7,628	1,178	6,525	2,229	5,787	9,237
Unallocated Commitments[2]	N/A	N/A	1,407	1,407	—	—	—	—
Total Private Equity			**$ 235,468**	**$ 52,277**	**$ 192,246**	**$ 176,725**	**$ 110,086**	**$ 168,152**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from certain of our strategic investor partnerships.

KKR

24

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE								
Global Infrastructure Investors V	7/2024	7/2030	$ 15,732	$ 12,051	$ 3,794	$ 113	$ 3,794	$ 3,912
Global Infrastructure Investors IV	8/2021	6/2024	16,615	1,739	15,247	1,681	14,536	19,468
Global Infrastructure Investors III	7/2018	6/2021	7,174	862	6,678	5,798	3,331	4,573
Global Infrastructure Investors II	12/2014	6/2018	3,040	133	3,167	5,757	560	977
Global Infrastructure Investors	9/2010	10/2014	1,040	—	1,050	2,228	—	—
Asia Pacific Infrastructure Investors III	12/2025	12/2031	3,548	3,548	—	—	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	6,348	3,314	3,436	770	2,761	4,049
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	593	3,561	2,279	2,216	3,069
Diversified Core Infrastructure Fund	12/2020	(1)	12,921	1,186	12,022	1,552	11,943	13,217
Global Climate Transition Fund(2)	7/2024	7/2030	3,053	3,053	—	—	—	—
Real Estate Partners Americas IV	11/2024	11/2028	2,196	2,196	—	—	—	—
Real Estate Partners Americas III	1/2021	9/2024	4,253	530	3,958	348	3,709	4,216
Real Estate Partners Americas II	5/2017	12/2020	1,921	117	1,986	2,871	265	254
Real Estate Partners Americas	5/2013	5/2017	1,229	15	1,024	1,445	—	—
Real Estate Partners Europe II	3/2020	12/2023	2,067	254	2,019	569	1,676	1,602
Real Estate Partners Europe	8/2015	12/2019	710	100	694	806	173	125
Asia Real Estate Partners	7/2019	7/2023	1,682	357	1,371	559	994	991
Property Partners Americas	12/2019	(1)	2,571	46	2,525	159	2,525	2,296
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	976	469	853	869
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	1,008	677	965	1,001
Energy Related Vehicles	Various	Various	4,357	62	4,493	2,505	1,000	1,428
Co-Investment Vehicles & Other	Various	Various	19,098	2,471	16,682	3,876	14,895	16,078
Unallocated Commitments(3)	N/A	N/A	1,389	1,389	—	—	—	—
Total Real Assets			**$ 116,816**	**$ 34,138**	**$ 85,691**	**$ 34,462**	**$ 66,196**	**$ 78,125**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) Open ended fund.
(2) Includes an Asia-focused vehicle with different fund terms.
(3) Represents unallocated commitments from certain of our strategic investor partnerships.

KKR

25

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]								
Opportunities Fund II	11/2021	1/2026	$ 2,420	$ 897	$ 1,523	$ 96	$ 1,523	$ 1,851
Dislocation Opportunities Fund	8/2019	11/2021	2,967	278	2,689	1,997	1,305	1,411
Special Situations Fund II	2/2015	3/2019	3,525	284	3,241	2,651	615	658
Special Situations Fund	1/2013	1/2016	2,274	1	2,273	1,899	94	139
Mezzanine Partners	7/2010	3/2015	1,023	33	990	1,166	184	23
Asset-Based Finance Partners II	3/2024	3/2028	5,571	4,420	1,151	—	1,151	1,194
Asset-Based Finance Partners	10/2020	7/2025	2,059	426	1,633	341	1,557	1,681
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	188	2,057	1,090	1,264	1,137
Lending Partners IV	3/2022	9/2026	1,150	173	977	178	977	1,015
Lending Partners III	4/2017	11/2021	1,498	540	958	1,240	390	366
Lending Partners II	6/2014	6/2017	1,336	157	1,179	1,261	71	18
Lending Partners	12/2011	12/2014	460	40	420	458	23	8
Lending Partners Europe II	5/2019	9/2023	837	164	672	766	212	240
Lending Partners Europe	3/2015	3/2019	848	184	662	626	66	55
Asia Credit Opportunities II	2/2025	12/2028	1,795	1,795	—	—	—	—
Asia Credit Opportunities	1/2021	5/2025	1,084	243	841	245	708	892
Other Alternative Credit Vehicles	Various	Various	18,363	7,797	10,607	7,188	5,608	7,069
Total Credit and Liquid Strategies			**$ 49,455**	**$ 17,620**	**$ 31,873**	**$ 21,202**	**$ 15,748**	**$ 17,757**
Total Eligible To Receive Carried Interest			**$ 401,739**	**$ 104,035**	**$ 309,810**	**$ 232,389**	**$ 192,030**	**$ 264,034**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 104,035	$ 264,034	$ 368,069
Incentive Fee Eligible	—	73,792	73,792
Total Performance Fee Eligible	**104,035**	**337,826**	**441,861**
Private Equity and Real Assets	883	70,629	71,512
Credit and Liquid Strategies	13,515	216,970	230,485
Total Assets Under Management	**$ 118,433**	**$ 625,425**	**$ 743,858**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

26

27 Note: See Appendix for GAAP reconciliations, endnotes about investments and other important information. (1) Only includes debt issued or guaranteed by KKR & Co. Inc. of $9,371 million. Does not include Global Atlantic or other debt. (2) Net unrealized performance income would be $2.5 billion assuming a 75% compensation accrual (using the mid-point of the guided range) on gross unrealized performance income. (3) Cash and short-term investments excludes Global Atlantic. Strong Financial Profile ($ in millions) 4Q'25 Cash and Short-term Investments(3) $ 4,790 Investments - Asset Management Segment 8,630 Cash and Investments $ 13,420 Outstanding Debt (at par)(1) 9,371 Net Cash and Investments $ 4,049 Asset Management Investment Holdings by Asset Class (Fair Value) Traditional Private Equity 38% Growth Equity 11% Real Estate 14% Infrastructure 6% Energy 3% Leveraged Credit 12% Alternative Credit 7% Other 9% • Embedded Gains (Unrealized) in Asset Management total $3.0 billion • Gross Unrealized Performance Income totals $10.2 billion(2) Key Asset Management Highlights - Fourth Quarter 2025 • KKR & Co. Inc. is 'A' rated by both S&P and Fitch • Average maturity of debt is approximately 16 years with an after-tax weighted average fixed coupon of 3%(1) • Debt capacity includes a $2.75 billion KKR corporate undrawn revolving credit facility Net Cash and Investments

28 Dividends & Other Corporate Information Dividends The declaration and payment of any future dividends on common stock or preferred stock will be subject to the discretion of the Board of Directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the Board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock or preferred stock will be maintained. Common Stock A dividend of $0.185 per share of common stock of KKR & Co. Inc. has been declared for the fourth quarter of 2025, which will be paid on March 3, 2026 to holders of record of common stock as of the close of business on February 17, 2026. Additionally, beginning with the dividend to be announced with the results of the quarter ending March 31, 2026, KKR intends to increase its regular annualized dividend per share of common stock from $0.74 to $0.78. Mandatory Preferred Convertible Stock A dividend of $0.78125 per share of Series D Mandatory Convertible Preferred Stock has been declared and set aside for payment on March 1, 2026 to holders of record of Series D Mandatory Convertible Preferred Stock as of the close of business on February 15, 2026. Other Corporate Information In January, certain Global Atlantic subsidiaries entered into a credit agreement with Wells Fargo Bank, N.A and other lenders party thereto. The credit agreement provides an unsecured revolving credit facility in an aggregate principal amount of $3.0 billion, with the option to request an increase in the facility amount of up to an additional $500 million, for an aggregate principal amount of $3.5 billion, subject to certain conditions. The GA Credit Facility is a 364-day facility, scheduled to mature on January 15, 2027, with the option to extend.

29 (1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through January 30, 2026. (2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.’s equity incentive plans. (3) Includes certain securities exchangeable into shares of common stock of KKR & Co. Inc. (4) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities. Stock Summary From December 31, 2024 through January 30, 2026, KKR used a total of $130 million under the share repurchase plan to retire equity awards and repurchase shares representing 1.1 million shares in aggregate. During this period, retirements and share repurchases were made at an average cost of $117.00 per share. Common Stock Repurchase Activity (Amounts in millions, except per share amounts) Inception to Date(1) Open Market Share Repurchases 67.4 Reduction of Shares for Retired Equity Awards(2) 26.8 Total Repurchased Shares and Retired Equity Awards 94.2 Total Capital Used $2,766 Average Price Paid Per Share $29.36 Remaining Availability under Share Repurchase Plan $439 Adjusted Shares 4Q'24 4Q'25 Common Stock Outstanding 888,232,174 891,451,844 Exchangeable Securities(3) 7,557,791 9,623,541 Adjusted Shares(4) 895,789,965 901,075,385

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Revenues								
Asset Management and Strategic Holdings								
Fees and Other	$	1,032,446	$	1,147,791	$	3,653,962	$	4,064,273
Capital Allocation-Based Income (Loss)		393,793		1,062,634		3,558,284		3,771,235
		1,426,239		2,210,425		7,212,246		7,835,508
Insurance								
Net Premiums		305,300		1,283,970		7,898,834		3,397,186
Policy Fees		339,468		337,632		1,377,686		1,350,814
Net Investment Income		1,772,382		2,048,701		6,574,608		7,665,106
Net Investment-Related Gains (Losses)		(643,009)		(195,684)		(1,423,086)		(1,041,070)
Other Income		57,974		54,262		238,410		256,763
		1,832,115		3,528,881		14,666,452		11,628,799
Total Revenues	**$**	**3,258,354**	**$**	**5,739,306**	**$**	**21,878,698**	**$**	**19,464,307**
Expenses								
Asset Management and Strategic Holdings								
Compensation and Benefits	$	744,514	$	1,344,711	$	4,330,967	$	4,710,394
Occupancy and Related Charges		34,428		36,239		117,111		135,941
General, Administrative and Other		361,540		440,576		1,311,676		1,479,796
		1,140,482		1,821,526		5,759,754		6,326,131
Insurance								
Net Policy Benefits and Claims		1,411,358		3,155,793		13,293,282		10,731,153
Amortization of Policy Acquisition Costs		95,747		43,586		174,163		309,319
Interest Expense		72,944		82,504		271,769		294,969
Insurance Expenses		86,458		144,824		741,796		594,724
General, Administrative and Other		173,593		162,412		745,096		756,019
		1,840,100		3,589,119		15,226,106		12,686,184
Total Expenses	**$**	**2,980,582**	**$**	**5,410,645**	**$**	**20,985,860**	**$**	**19,012,315**
Investment Income (Loss) - Asset Management and Strategic Holdings								
Net Gains (Losses) from Investment Activities		1,097,398		1,769,301		3,442,853		4,801,453
Dividend Income		232,695		414,524		1,100,361		1,440,790
Interest Income		809,636		779,420		3,458,526		3,181,871
Interest Expense		(774,888)		(692,142)		(3,034,145)		(2,776,946)
Total Investment Income (Loss)	**$**	**1,364,841**	**$**	**2,271,103**	**$**	**4,967,595**	**$**	**6,647,168**
Income Tax Expense (Benefit)		258,330		333,136		954,396		953,748
Redeemable Noncontrolling Interests		15,603		44,376		73,149		155,103
Noncontrolling Interests		243,125		1,076,345		1,756,643		3,619,846
Preferred Stock Dividends		—		40,430		—		118,596
Net Income (Loss) - KKR Common Stockholders	**$**	**1,125,555**	**$**	**1,105,477**	**$**	**3,076,245**	**$**	**2,251,867**

KKR

31

32 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 4Q'24 4Q'25 FY'24 FY'25 Weighted Average GAAP Shares of Common Stock Outstanding - Basic 888,222,552 891,402,259 887,021,433 890,342,060 Adjustments: Weighted Average Exchangeable Securities 7,552,802 9,667,137 6,828,095 9,200,005 Weighted Average Adjusted Shares(1) 895,775,354 901,069,396 893,849,528 899,542,065 4Q'24 1Q'25 2Q'25 3Q'25 4Q'25 GAAP Shares of Common Stock Outstanding 888,232,174 888,250,332 890,938,778 890,970,061 891,451,844 Adjustments: Exchangeable Securities 7,557,791 8,208,839 9,573,175 9,554,374 9,623,541 Adjusted Shares(1) 895,789,965 896,459,171 900,511,953 900,524,435 901,075,385 Unvested Shares of Common Stock and Exchangeable Securities(2) 75,639,529 74,220,514 68,846,206 69,164,275 70,057,645 (1) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities. (2) Excludes the potential dilutive impact of any conversion of the Series D Mandatory Convertible Preferred Stock. As of December 31, 2025, this represents 20.8 million shares that is expected to convert no later than March 1, 2028.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Net Income (Loss) - KKR Common Stockholders	$	1,125,555	$	1,105,477	$	3,076,245	$	2,251,867
Preferred Stock Dividends		—		40,430		—		118,596
Net Income (Loss) Attributable to Noncontrolling Interests		258,728		1,120,721		1,829,792		3,774,949
Income Tax Expense (Benefit)		258,330		333,136		954,396		953,748
Income (Loss) Before Tax (GAAP)	**$**	**1,642,613**	**$**	**2,599,764**	**$**	**5,860,433**	**$**	**7,099,160**
Impact of Consolidation and Other		(95,067)		(1,194,913)		(1,268,787)		(4,020,179)
Preferred Stock Dividends		—		(40,430)		—		(118,596)
Income Taxes on Adjusted Earnings		(239,337)		(245,189)		(988,797)		(1,108,064)
Asset Management Adjustments:								
Unrealized (Gains) Losses		(288,342)		640		(673,790)		560,892
Unrealized Carried Interest		44,397		(1,138,929)		(1,943,200)		(2,140,747)
Unrealized Carried Interest Compensation		(49,778)		765,531		1,505,558		1,566,828
Transaction-related and Non-operating Items		(31,690)		27,564		122,009		96,289
Equity-based Compensation		72,557		62,753		279,418		268,067
Equity-based Compensation - Performance based		85,582		89,300		332,226		348,848
Amortization of Acquired Intangibles		—		1,072		—		1,787
Strategic Holdings Adjustments:								
Unrealized (Gains) Losses		(314,133)		(303,521)		(958,418)		(746,252)
Insurance Adjustments:								
(Gains) Losses from Investments		213,395		273,565		1,465,348		2,088,687
Non-operating Changes from Policy Liabilities and Derivatives		104,000		58,005		296,917		319,471
Transaction-related and Non-operating Items		936		19,036		20,615		42,350
Equity-based and Other Compensation		35,317		27,585		134,799		100,135
Amortization of Acquired Intangibles		4,699		4,699		17,935		18,796
Adjusted Net Income	**$**	**1,185,149**	**$**	**1,006,532**	**$**	**4,202,266**	**$**	**4,377,472**
Interest Expense, Net		71,764		73,504		302,381		257,725
Preferred Stock Dividends		—		40,430		—		132,073
Net Income Attributable to Noncontrolling Interests		3,894		3,000		16,060		15,002
Income Taxes on Adjusted Earnings		239,337		245,189		988,797		1,108,064
Total Segment Earnings	**$**	**1,500,144**	**$**	**1,368,655**	**$**	**5,509,504**	**$**	**5,890,336**
Net Realized Performance Income		(306,025)		(61,768)		(608,788)		(491,736)
Net Realized Investment Income		(93,350)		(23,003)		(542,163)		(412,796)
Total Operating Earnings	**$**	**1,100,769**	**$**	**1,283,884**	**$**	**4,358,553**	**$**	**4,985,804**
Strategic Holdings Operating Earnings		(7,811)		(43,826)		(76,211)		(162,096)
Insurance Operating Earnings		(249,973)		(268,038)		(1,014,546)		(1,109,395)
Fee Related Earnings	**$**	**842,985**	**$**	**972,020**	**$**	**3,267,796**	**$**	**3,714,313**

Note: See Appendix for endnotes regarding important additional information relating to Transaction-related and Non-operating Items.

KKR

33

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Total Operating Earnings	$	**1,100,769**	$	**1,283,884**	$	**4,358,553**	$	**4,985,804**
Total Investing Earnings		399,375		84,771		1,150,951		904,532
Depreciation and Amortization		11,946		20,821		50,011		67,854
Adjusted EBITDA	$	**1,512,090**	$	**1,389,476**	$	**5,559,515**	$	**5,958,190**
Depreciation and Amortization		(11,946)		(20,821)		(50,011)		(67,854)
Total Investing Earnings		(399,375)		(84,771)		(1,150,951)		(904,532)
Strategic Holdings Operating Earnings		(7,811)		(43,826)		(76,211)		(162,096)
Fee Related Earnings		(842,985)		(972,020)		(3,267,796)		(3,714,313)
Insurance Operating Earnings	$	**249,973**	$	**268,038**	$	**1,014,546**	$	**1,109,395**
Management Fees, Net Paid by Insurance Segment		126,010		147,266		443,220		555,969
Ivy and Related Sidecar Fees, Net		37,787		46,336		138,852		169,245
Global Atlantic-related Capital Markets Fees, Net		2,690		5,503		44,451		49,327
Total Insurance Economics	$	**416,460**	$	**467,143**	$	**1,641,069**	$	**1,883,936**

($ in thousands)		4Q'24		4Q'25		FY'24		FY'25
Total GAAP Revenues	$	3,258,354	$	5,739,306	$	21,878,698	$	19,464,307
Insurance GAAP Revenues		(1,832,115)		(3,528,881)		(14,666,452)		(11,628,799)
Impact of Consolidation and Other		427,712		416,586		1,130,840		1,176,322
Capital Allocation-Based Income (Loss) (GAAP)		(393,793)		(1,062,634)		(3,558,284)		(3,771,235)
Realized Carried Interest - Asset Management Segment		436,917		(46,275)		1,481,760		1,570,205
Realized Investment Income - Asset Management Segment		109,823		27,064		534,668		403,455
Insurance Segment Fees		152,739		178,504		537,236		673,902
Strategic Holdings Segment Fees		7,944		9,507		47,253		48,972
Capstone Fees		(41,735)		(40,644)		(110,953)		(113,563)
Expense Reimbursements		(84,676)		(56,907)		(152,726)		(165,397)
Total Asset Management Segment Revenues	$	**2,041,170**	$	**1,635,626**	$	**7,122,040**	$	**7,658,169**

KKR

34

35 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) ($ in thousands) 4Q'25 KKR & Co. Inc. Stockholders' Equity - Common Stock - GAAP $ 28,359,157 Asset Management and Strategic Holdings Net Assets and Other(1) (21,279,669) Accumulated Other Comprehensive (Income) Loss and Other (Insurance)(2) 4,098,704 Accumulated Unrealized (Gains) Losses on Loans carried at Fair Value (Insurance)(2) (99,591) Global Atlantic Book Value $ 11,078,601 ($ in thousands) 4Q'25 Cash and Cash Equivalents - Asset Management and Strategic Holdings - GAAP $ 9,380,874 Impact of Consolidation and Other(3) (4,818,513) Short-term Investments 227,292 Cash and Short-term Investments $ 4,789,653 ($ in thousands) 4Q'25 Investments - Asset Management and Strategic Holdings - GAAP $ 127,948,305 Impact of Consolidation and Other(3) (119,090,836) Short-term Investments (227,292) Investments - Asset Management Segment $ 8,630,177 ($ in thousands) 4Q'25 Debt Obligations - Asset Management and Strategic Holdings - GAAP $ 49,117,744 Impact of Consolidation and Other(3) (39,849,424) Unamortized Discount/Premium and Deferred Financing Costs 102,696 Outstanding Debt (at par) $ 9,371,016 (1) This adjustment represents the net assets allocated to the Asset Management and Strategic Holdings segments. (2) To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated unrealized (gains) losses on loans carried at fair value, (ii) accumulated other comprehensive income, and (iii) accumulated change in fair value of reinsurance balances and related assets, net of income tax. (3) The purpose of these adjustments is to present these non-GAAP measures without giving effect to the consolidation of the investment vehicles and collateralized financing entities that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to equity holders in assessing the overall financial condition of KKR.

36 Notes to Page 10 – Fund Investment Performance • Traditional private equity portfolio refers to the portfolio of investments held by all of KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity or core private equity funds. • Infrastructure portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure or the Global Climate fund. • Opportunistic real estate portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. • The leveraged credit composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans and high-yield bonds. • The alternative credit composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development companies), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 24 to 26. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Note to Page 11 – Asset Management Segment – Private Equity • Except as otherwise noted, amounts referencing the private equity business line, such as AUM, include amounts related to core private equity, including KKR's participation through the Strategic Holdings segment. Notes to Page 16 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Notes to Page 18 – Strategic Holdings Segment • The adjusted revenue and adjusted EBITDA information represents the measures management currently uses to monitor the operating performance of the businesses that are carried on a fair value basis with dividends recognized in Strategic Holdings Operating Earnings. Notes to All Pages • All figures in this presentation are as of December 31, 2025, unless otherwise specifically indicated. • References to LTM means last twelve months. Notes to Page 2 – Fourth Quarter 2025 Highlights • The carried interest repayment obligation refers to the previously disclosed carried interest repayment obligation that was realized in the fourth quarter of 2025. On a net basis, after giving effect to carried interest distributions already recouped from current and former employees, the clawback obligation reduced fourth quarter 2025 net realized performance income by $207 million. • The closing of the acquisition of Arctos is subject to the satisfaction of regulatory and specified sports approvals as well as other customary conditions. Note to Page 3 – Fourth Quarter 2025 Segment Earnings • The amount of tax benefit from equity-based compensation for 4Q'25 and 4Q'24 was $32.2 million and $35.8 million, respectively, and for FY'25 and FY'24 was $124.4 million and $126.7 million, respectively. Its inclusion in Adjusted Net Income had the effect of increasing this metric for 4Q'25 and 4Q'24 both by 3%, and for FY'25 and FY'24 both by 3%, respectively. Note to Page 8 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered vehicles, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, collateralized loan obligations, hedge fund partnerships and certain other investment vehicles. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Note to Page 9 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds and other vehicles includes $10.5 billion across Private Equity, Real Assets and Credit and Liquid Strategies business lines. Important Information − Endnotes

37 Notes to Page 18 – Strategic Holdings Segment (cont'd) • The Capital Invested for the Strategic Holdings segment is included in the Private Equity and Real Assets business lines within the Asset Management segment. • EBITDA is shown based on the geographic location of the businesses' headquarters. • Adjusted Revenue and EBITDA represents KKR’s look-through ownership percentage for each of these companies in the aggregate as a result of the firm's investments in these companies through its participation in our core private equity strategy or other fund strategies multiplied by the revenue and EBITDA of each portfolio company, respectively. Non-U.S. dollar businesses have been converted at the period-ending foreign exchange rate. • A reconciliation of the forecasts for certain non-GAAP measures, including Strategic Holdings Operating Earnings to their corresponding GAAP measures has not been provided due to the unreasonable efforts it would take to provide such a reconciliation. Notes to Page 20 – Global Atlantic AUM and Total Insurance Economics • Total insurance economics is an alternative performance measure of KKR's insurance business, derived from a portion of KKR's reported segment results. We believe this measure may be helpful for our shareholders to understand the total contribution of our insurance business to KKR, including those economics that inure to our asset management business. It is comprised of (i) Insurance Operating Earnings and (ii) Asset Management Fees, Net of Compensation, Related to the Insurance Business that are earned by our Asset Management Segment. Management Fees Paid by the Insurance Segment are fees paid by the Insurance segment to the Asset Management segment for the investment management of Global Atlantic’s AUM. Ivy and Related Sidecar Fees are fees paid by third parties to KKR for the investment management of the assets in the Ivy and other reinsurance vehicles. Global Atlantic-Related Capital Markets Fees represent total capital markets transaction fees earned by KKR in transactions that Global Atlantic either anchored or facilitated. Notes to Page 21 – Duration of Capital • Please see endnote for page 8 for information about the term "perpetual capital." • "Other" in the chart primarily includes (i) hedge fund partnerships and (ii) certain leveraged credit funds and separately managed accounts. Notes to Page 22 – Assets Under Management Rollforward • For the three months ended December 31, 2025, Distributions and Other includes $37 million of redemptions by fund investors in Private Equity, $82 million of redemptions by fund investors in Real Assets, and $1,159 million of redemptions by fund investors in Credit and Liquid Strategies. Important Information − Endnotes (cont’d) • For the year ended December 31, 2025, Distributions and Other includes $105 million of redemptions by fund investors in Private Equity, $302 million of redemptions by fund investors in Real Assets, and $5,968 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Page 23 – Fee Paying Assets Under Management Rollforward • For the three months ended December 31, 2025, Distributions and Other includes net changes in fee base of certain Real Assets funds of $1,908 million, $37 million of redemptions by fund investors in Private Equity, $82 million of redemptions by fund investors in Real Assets, and $1,159 million of redemptions by fund investors in Credit and Liquid Strategies. • For the year ended December 31, 2025, Distributions and Other includes net changes in fee base of certain Private Equity funds of $1,281 million, net changes in fee base of certain Real Assets funds of $1,908 million, $105 million of redemptions by fund investors in Private Equity, $302 million of redemptions by fund investors in Real Assets, and $5,968 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Pages 24 to 26 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Notes to Page 27 – Strong Financial Profile • The Investment amounts do not include KKR's ownership of the Global Atlantic insurance companies through KKR's Insurance segment or KKR's participation in the core private equity strategy or other fund strategies through KKR's Strategic Holdings segment. • The term “investments” has been presented solely for purposes of demonstrating the financial performance of certain assets contained on KKR’s balance sheet, including majority ownership of subsidiaries that operate KKR’s asset management, insurance businesses, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds.

38 Notes to Page 27 – Strong Financial Profile (cont'd) • Traditional private equity includes KKR's traditional private equity funds, co- investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as growth equity, real estate, infrastructure, energy, leveraged credit and alternative credit appear in these other asset classes. Note to Page 33 – Reconciliation of GAAP to Non-GAAP Measures • For the three months ended December 31, 2025, Transaction-related and Non- operating items includes (i) $35 million related to transaction-related costs and other corporate actions, and (ii) $12 million of costs associated with certain integration, restructuring, and other non-operating expenses across our Asset Management and Insurance businesses. Important Information − Endnotes (cont’d)

39 Important Information − Non-GAAP and Other Measures (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. Income Taxes on Adjusted Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces Income Taxes on Adjusted Earnings during the period. If tax deductions from equity-based compensation were to be excluded from Income Taxes on Adjusted Earnings, KKR’s ANI would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in ANI for the period. KKR makes these adjustments when calculating ANI in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, ANI does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and ANI should not be viewed as a measure of KKR’s liquidity. • Total Segment Earnings is a performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Total Segment Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, and (iii) transaction-related and non- operating items, if any. Transaction-related and non-operating items primarily arise from corporate actions, which consist of: (i) impairments, (ii) transaction costs from acquisitions, including any acquisition-related stock consideration, (iii) depreciation on real estate that KKR owns and occupies, (iv) contingent liabilities, net of any recoveries, (v) certain integration, restructuring, and other non-operating expenses, and (vi) other gains or charges that affect period-to-period comparability and are not reflective of KKR's ongoing operational performance. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by our Asset Management segment as the investment adviser for Global Atlantic insurance companies, (ii) management and performance fees earned by our Asset Management segment for acquiring and managing the companies included in our Strategic Holdings segment, and (iii) interest income and expense based on lending arrangements where our Asset Management segment borrows from our Insurance segment. All these inter-segment transactions are recorded by each segment based on the applicable governing agreements. Additionally, due to the integrated nature of our segment operations and as part of our strategic capital allocation decisions, intersegment asset transfers have and may continue to occur. In these cases in segment reporting, the assets are transferred at their fair value, and no realization is recognized at the time of transfer. Earnings are recognized upon realization events and transactions with third parties. Total Segment Earnings represents the total segment earnings of KKR’s Asset Management, Insurance and Strategic Holdings segments. Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as in assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and, as such, represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment vehicles and collateralized financing entities (“CFEs”) that KKR manages. These measures described above have the definitions given to them below. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. “Non-operating adjustments” as used in these non- GAAP definitions refers to adjustments made which are not adjustments or exclusions of normal, recurring cash operating expenses necessary for business operations. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • Adjusted Net Income is a performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. ANI is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. ANI is equal to Total Segment Earnings less Interest Expense, Net and Other and Income Taxes on Adjusted Earnings. Interest Expense, Net and Other includes (i) interest expense on debt obligations not attributable to any particular segment and (ii) cumulative dividend expense on the Series D Mandatory Convertible Preferred Stock, net of interest income earned on cash and short-term investments. Income Taxes on Adjusted Earnings represents the amount of income taxes that would be paid assuming that all adjusted earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged. The economic assumptions and methodologies that impact Income taxes on Adjusted Earnings are similar to those used in calculating the current income tax provision under U.S. GAAP. Equity based compensation expense is excluded from ANI, because

40 Non-GAAP and Segment Measures (cont’d) • Asset Management Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment. This measure is presented before income taxes and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies and Strategic Holdings segment, are included in Asset Management Segment Earnings. • Insurance Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, and (iii) General, Administrative, and Other Expenses. Insurance Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/liability matching investment strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Insurance Operating Earnings includes (i) realized gains and losses not related to asset/ liability matching investment strategies and (ii) the investment management costs that are earned by our Asset Management segment as the investment adviser of the Global Atlantic insurance companies. • Strategic Holdings Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Strategic Holdings segment. This measure is presented before income taxes and is comprised of: Dividends, Net and Net Realized Investment Income. Strategic Holdings Segment Earnings excludes the impact of unrealized gains (losses) on investments. Strategic Holdings Segment Earnings includes management fees and performance fee expenses that are earned by the Asset Management segment. • Fee Related Earnings is a performance measure used to assess the Asset Management segment’s generation of earnings from revenues that are measured and received on a more recurring basis as compared to KKR’s investing earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of our fee generating asset management and capital markets businesses. FRE equals (i) Management Fees, including fees paid by the Insurance and Strategic Holdings segments to the Asset Management segment and fees paid by Ivy vehicles and other Important Information − Non-GAAP and Other Measures (cont’d) reinsurance vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of performance fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) expected to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity- based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. • Strategic Holdings Operating Earnings is a performance measure used to assess the firm’s earnings from companies and businesses reported through its Strategic Holdings segment. Strategic Holdings Operating Earnings currently consists of earnings derived from dividends that the firm receives from businesses acquired through the firm’s participation in our core private equity strategy. Strategic Holdings Operating Earnings currently equals dividends less management fees that are earned by our Asset Management segment. This measure is used by management to assess the Strategic Holdings segment’s generation of earnings from revenues that are measured and received on a more recurring basis than, and are not dependent on, realizations from investment activities. • Total Operating Earnings is a performance measure that represents the sum of (i) FRE, (ii) Insurance Operating Earnings, and (iii) Strategic Holdings Operating Earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of the most recurring forms of earnings from each of KKR’s segments as compared to investing earnings. • Total Investing Earnings is a performance measure that represents the sum of (i) Net Realized Performance Income and (ii) Net Realized Investment Income. KKR believes this measure is useful to stockholders as it provides additional insight into the earnings of KKR’s segments from the realization of investments.

41 Non-GAAP and Segment Measures (cont’d) • Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. Asset Management Segment Revenues excludes Realized Investment Income earned based on the performance of businesses presented in the Strategic Holdings segment. KKR believes that this performance measure is useful to stockholders as it provides additional insight into all forms of realized revenues generated by our Asset Management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include certain vested securities exchangeable into shares of common stock of KKR & Co. Inc. Adjusted shares excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock and (ii) unvested shares of common stock and exchangeable securities. • Assets Under Management (“AUM”) represent the assets managed (including core private equity), advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions. Important Information − Non-GAAP and Other Measures (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds (including core private equity) and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles (including core private equity) have received from fund investors to contribute capital to fund future investments, and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

42 Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. Information on these websites are not incorporated by reference herein and are not a part of this presentation. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product or reinsurance offered by Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited, Global Atlantic Assurance Limited or any other Global Atlantic owned or sponsored insurance company, or any investment or insurance product or reinsurance offered by any insurance-related vehicle sponsored or managed by Global Atlantic. Each KKR entity is responsible for its own financial, contractual and legal obligations. This presentation has been prepared solely for informational purposes. This presentation is not intended to make, and does not make, any financial or investment recommendation or otherwise promote a product or service of KCM or any of its affiliates. Important Information − Other Legal Disclosures Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet, the Strategic Holdings segment, or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by a KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, the timing and manner of sale, and many of the risks described in the forward-looking statements section of this Annex, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein.

43 Important Information − Other Legal Disclosures (cont’d) Expected dividend amounts and investment returns in the business segment Strategic Holdings may be materially less than our current expectations or not materialize at all, and the volatility of employee compensation as a result of the modification of our compensation framework could impact our ability to hire, retain, and motivate our employees whom we are dependent on. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. The use of words such as “unconstrained,” “consistent,” "trends," "dominant" or comparable words or other statements is not a guarantee of future performance or that any other statements to which these apply are guaranteed to occur. If a change occurs, forward-looking statements made as part of this presentation may vary materially from those expressed in the applicable forward-looking statements. These forward-looking statements include target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the forward-looking information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize. These statements are subject to numerous risks, uncertainties and assumptions, including those listed here in the above and below paragraphs and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR & Co. Inc.’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR and Global Atlantic. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction”, the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but, not limited to, any statements with respect to: statements regarding KKR’s business, financial condition, liquidity and results of operations, including Capital Invested, uncalled commitments, cash and short-term investments, and levels of indebtedness; the potential for future business growth; outstanding shares of common stock of KKR & Co. Inc. and its capital structure; non-GAAP and segment measures and performance metrics, including AUM, FPAUM, ANI, TOE, Book Value, Total Segment Earnings, FRE, Insurance Operating Earnings, Strategic Holdings Operating Earnings, Total Investing Earnings, and Total Segment Earnings; the declaration and payment of dividends on capital stock of KKR & Co. Inc.; the timing, manner and volume of repurchase of shares of capital stock of KKR & Co. Inc.; our statements regarding the potential of, and future financial results from, KKR’s Strategic Holdings segment (including expectations about dividend payments from companies and businesses in the Strategic Holdings segment in the future, the future growth of such companies and businesses, the potential for compounding earnings over a long period of time from such segment, and the belief that such segment is an unconstrained business line); KKR’s ability to grow its AUM, to deploy capital, to realize unrealized investment appreciation, and the time period over which such events may occur; KKR’s ability to manage the investments in and operations of acquired companies and businesses; the effects of any transactional activity on KKR’s operating results, including pending sales of investments; expansion and growth opportunities and other synergies resulting from acquisitions of companies (including the acquisition and integration of Global Atlantic and businesses in our Strategic Holdings segment), internal reorganizations or strategic partnerships with third parties; the timing and expected impact to our business of any new investment fund, vehicle or product launches; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes in the future; the implementation or execution of, or results from, any strategic initiatives (including efforts to access private wealth investors and the modification of our compensation framework announced on November 29, 2023, which decreased the targeted percentage of compensation from fee related revenues and increased the targeted percentage from realized carried interest and incentive fees).

44 our ability to execute Global Atlantic's growth strategies successfully; Global Atlantic’s actual or perceived financial strength and ratings of Global Atlantic and its subsidiaries; business Global Atlantic reinsures and business it cedes to reinsurers; changes in accounting standards applicable to insurance companies; volatility in our insurance business’s net income under GAAP; reinsurance assets held in trust, which limit Global Atlantic’s ability to invest those assets; determination of the amount of impairments and allowances for credit losses; triggering a recapture event under reinsurance agreements where Global Atlantic's clients may recapture some or all of the assumed business; liquidity risks from Global Atlantic’s membership in Federal Home Loan Banks and repurchase and reverse repurchase transactions that subject Global Atlantic to liquidity risks; changes in relevant tax laws, regulations or treaties; regulations, including those related to capital requirements, that apply to Global Atlantic; Bermuda insurance subsidiaries possibly being subject to additional licensing requirements; and not being able to mitigate the reserve strain associated with statutory accounting rules; • risks related to the proposed acquisition of Arctos, including risks that we may not complete the acquisition or that the acquisition may not achieve its intended results; and • risks related to our organizational structure, including risks involving: our status as a controlled company; declining common stock price due to the large number of shares eligible for future sale and issuable as grants or in acquisitions; ability to issue preferred stock may cause the price of our common stock to decline; our right to repurchase all outstanding shares of common stock under specified circumstances; limitations on our ability to pay periodic dividends; our obligations to make payments to our principals pursuant to a tax receivable agreement; potential application of restrictions under the Investment Company Act of 1940; and reorganizations undertaken by us. Forward Looking Statements (cont'd) Without limiting the statements made in the prior paragraphs, the following risks, among others, could cause actual results to vary from the forward-looking statements: • risks related to our business, including: future business growth and various assumptions about the ability to capitalize on growth opportunities and future business performance, the assumptions and estimates used in any forward-looking statements made herein, including relating to New Capital Raised, Assets Under Management, Fee Related Earnings per share, Total Operating Earnings per share, Adjusted Net Income per share, Strategic Holdings Operating Earnings, the timing and amounts generated by the monetization of investments held by KKR or its investment vehicles, difficult market and economic conditions; geopolitical developments and other local and global events, including uncertainties resulting from changes to U.S. and global tariff policies and escalating trade tensions; disruptions caused by natural disasters and catastrophes; our liquidity requirements and sources of liquidity; assets we refer to as “perpetual capital” being subject to material reduction; high variability in earnings and cash flow; “clawback” provisions in our governing agreements; inability to raise additional or successor funds successfully; increasing focus by stakeholders on sustainability matters; intense competition in the investment management and insurance industries; changes in relevant tax laws, regulations and treaties or adverse interpretations by tax authorities; recruiting, retaining and motivating our employees and other key personnel; our reliance on third- party service providers; cybersecurity failures and data security breaches; the unpredictable impact of artificial intelligence, rapidly developing and changing global privacy laws; expansion into new investment strategies, geographic markets, businesses and types of investors; failure to manage existing balance sheet commitments; extensive regulation of our businesses (including compliance with applicable laws); litigation and negative publicity; ineffective risk management activities; • risks related to our investment activities, including risks involving: historical returns not being indicative of future results; valuation methodologies for establishing the fair value of certain assets can be subjective; the impact on valuations by market and economic conditions; changes in debt or equity markets; dependence on significant leverage in our investments; exposures to, and investments in, leveraged companies or companies experiencing financial or business difficulties; concentration of investments by type of issuer, geographic region, asset types, or otherwise; investments in relatively illiquid assets; investments in real assets; investments in emerging and less established companies; investments in companies that are based outside of the United States; and investors in certain of our investment vehicles are entitled to redeem their investments in these vehicles on a periodic basis; • risks related to our insurance activities, including risks involving: possibility of not achieving the intended benefit of the Global Atlantic acquisitions (including a failure to realize anticipated benefits within the expected timeframes or a failure to integrate into our operations and management systems and controls); volatile market and economic conditions including sustained periods of low or high interest rates; difference between policyholder behavior estimates, reserve assumptions and actual claims experience; estimates used in preparation of financial statements and models for insurance products; Important Information − Other Legal Disclosures (cont’d)